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                                  EXHIBIT 4.1

                               ADAC LABORATORIES
                             1992 STOCK OPTION PLAN


         1. PURPOSES OF PLAN. The purposes of this 1992 Stock Option Plan of ADAC Laboratories (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentives to key employees, officers, consultants and other persons whose efforts are deemed worthy of encouragement in order to promote the growth and success of the Company's business.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                 (a) "BOARD" shall mean the Board of Directors of the Company.

                 (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 (c) "COMMON STOCK" shall mean the Common Stock of the Company.

                 (d) "COMPANY" shall mean ADAC Laboratories, a California corporation.

                 (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) below, if one has been appointed.

                 (f) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary of the Company to render consulting services.

                 (g) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of services as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 (h) "EMPLOYEE" shall mean any person, including an officer or director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.


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ADAC Laboratories
1992 Stock Option Plan

                 (i) "OFFICER" shall mean any person, including a director, employed by the Company or any Parent or Subsidiary of the Company who has been elected an officer of the Company by the Board of Directors and who is required to file periodic reports under Section 16(a) of the Securities Exchange Act of 1934.

                 (j)              (1)      "OPTION" or "OPTIONS" shall mean one
or more stock options issued pursuant to the Plan. Options may be either "Incentive Options," which are defined as Options intended to meet the requirements of Section 422A of the Code and any regulations promulgated thereunder, or "Nonqualified Options," which are defined as Options not intended to meet such requirements.

                 (k) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

                 (l)      "OPTIONEE" shall mean a person who receives an Option.

                 (m) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

                 (n)      "PLAN" shall mean this 1992 Stock Option Plan.

                 (o) "SHARE" shall mean a share of Common Stock, as may be adjusted in accordance with Section 11 below.

                 (p) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Code.

         3.      STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
Section 11 below, the maximum aggregate number of shares that may be optioned and sold under the Plan is three million (3,000,000) shares of Common Stock.
If an Option should expire or become unexercisable for any reason without having been exercised in full, then the unpurchased shares that were subject to the Option shall, unless the Plan has been terminated, become available for future grant under the Plan.

         4.      ADMINISTRATION OF THE PLAN.

                 (a)      APPOINTMENT OF COMMITTEE.

                          (i) Before any Option under the Plan is granted to an Officer or Director of the Company, the Board shall appoint a Committee, comprised of not less than two (2)





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ADAC Laboratories
1992 Stock Option Plan

                 members of the Board, each of whom shall be a "disinterested person", as that term is defined from time to time in Rule 16b- 3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended. The Committee may be an existing committee of the Board or a new committee organized for the purpose of administering the Plan. Options granted to any person who is both an employee and a Director may be granted only by the Committee.

                          (ii) An Option to an Officer may be granted by the Board if each member thereof is then a "disinterested person" (as hereinabove defined). Otherwise, an Option to an Officer may be granted only by the Committee.

                          (iii) A Option to a person who is neither an Officer
                 nor a Director may be granted by either the Board or the Committee.

                          (iv) Subject to the foregoing, the Board may, from time to time, increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused or remove all members of the Committee. All actions of the Board or the Committee, if taken in accordance with the Company's Bylaws, shall be valid notwithstanding the fact that one or more of the members thereof do not constitute "disinterested persons", as hereinabove defined.

                 (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board and the Committee shall have the authority, in its discretion:

                          (i) to determine, upon review of relevant information, the fair market value of the Common Stock;

                          (ii) to determine the persons to whom Options shall be granted, the time or times at which Options shall be granted, the number of Shares to be represented by each Option and the exercise price per Share;

                          (iii) to interpret the Plan;

                          (iv) to prescribe, adopt, amend, and rescind rules and regulations relating to the Plan;

                          (v) to determine whether an Option granted shall be an Incentive Option or a Nonqualified Option and to





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ADAC Laboratories
1992 Stock Option Plan

                 determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, to modify or amend each Option;

                          (vi) to determine the exercise date(s) and the number of shares exercisable at each such date, and to accelerate or defer (with the consent of the Optionee) the exercise date of any Option;

                          (vii) to authorize any person to execute on behalf of
                 the Company any instrument required to effectuate the grant of an Option previously approved by the Board or the Committee;

                          (viii) to reduce the exercise price of outstanding
                 Options if the fair market value of the shares subject to any such Option is more than twenty percent (20%) below the existing exercise price of such Option and, in connection therewith, to maintain or modify the existing, or commence a new, vesting schedule and, if required in connection therewith, to reclassify Incentive Options to Nonqualified Options;

                          (ix) to make such adjustments to Options granted under the Plan to enable them to comply with the laws of foreign jurisdictions and/or to make them consistent with options customarily utilized by companies in foreign jurisdictions; and

                          (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                 (c) EFFECT OF DECISIONS. All decisions, determinations, and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. ELIGIBILITY. Options may be granted only to Employees, Officers, Consultants or other persons whose efforts are deemed by the Board or the Committee to be worthy of encouragement in order to promote the growth and success of the Company. A person who has been granted an Option may, if he/she is otherwise eligible, be granted an additional Option or Options. Options under the Plan may not be granted to any non-employee director.

                 Neither the Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of





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ADAC Laboratories
1992 Stock Option Plan

employment with the Company, nor shall it interfere in any way with his/her right or the Company's right to terminate his/her employment at any time, with or without cause.

         6. TERM OF PLAN. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 below. Options may be granted hereunder immediately.

         7. TERM OF OPTION. The term of any Incentive Option granted under the Plan shall be for a period of not to exceed ten (10) years from the date on which it is granted, as determined by the Board of Directors or the Committee; provided, however, that any Incentive Option granted to any person who owns shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary of the Company shall have a term of not to exceed five (5) years. The term of a Nonqualified Option may be infinite or for a specific term.

         8.      EXERCISE PRICE AND CONSIDERATION.

                 (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to the exercise of an Incentive Option shall not be less than one hundred percent (100%) of the fair market value of the Company's Common Stock on the date of grant as determined by the Board or the Committee; provided, however, that any Incentive Option granted to any person who owns shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary thereof shall have a per share exercise price of one hundred ten percent (110%) of the fair market value of the Company's Common Stock on the date of grant as determined by the Board or the Committee. The per share exercise price for Shares to be issued pursuant to the exercise of a Nonqualified Option shall not be less than eighty-five percent (85%) of the fair market value of the Company's Common Stock on the date of grant as determined by the Board or the Committee.

                 (b) FAIR MARKET VALUE. The fair market value shall be determined by the Board or the Committee in its discretion; provided, however, that if there is a public market for the Common Stock, the fair market value per Share shall be, in the event the Common Stock is listed on the NASDAQ National Market System or on a stock exchange, the closing price on such National Market System or exchange on the date of grant of the Option, as reported in the "Wall Street Journal", and, if not so listed, fair market value shall be the mean of the bid and asked prices of the Common Stock on the date of the grant, as reported in the "Wall Street Journal"





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ADAC Laboratories
1992 Stock Option Plan

(or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System).

                 (c) CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or the Committee and may consist entirely of cash, check, promissory note or shares of Company Common Stock (which must have been held for at least six (6) months) having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, or any combination of such methods of payment, or other consideration and method of payment for the issuance of Shares to the extent permitted under Section 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board or the Committee shall consider whether such consideration may be reasonably expected to benefit the Company.

                 (d) RE-LOAD OPTION. Whenever an Optionee exercises an Option by surrendering already-owned shares to pay all or a portion of the exercise price, if the Option Agreement so provides or if permitted by the Board or the Committee, at its discretion, at the time of such exercise, the Optionee shall receive a new Option for the purchase of a number of Shares equal to the number of Shares so surrendered, and such new Option shall have an exercise price of not less than the fair market value of a Share of Common Stock on the date of such surrender and shall vest and become exercisable as may be determined by the Board or the Committee.

                 (e) WITHHOLDING TO PAY TAXES. Option Agreements under the Plan may contain a provision to the effect that all Federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by either (i) delivering outstanding shares of Common Stock of the Company previously owned for six (6) months by the Optionee or
(ii) the withholding of a sufficient number of exercised Option shares which, valued at fair market value on the date of exercise, would be equal to the total withholding obligation of the Optionee; provided, however, that no person who is an "officer" of the Company, as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934, may elect to satisfy the withholding of Federal and state taxes upon the exercise of an Option by the withholding of Optioned Stock unless such election is made either (i) at least six months prior to the date that the exercise of the Option becomes a taxable event or
(ii) during any of the periods beginning on the third business day following the date on which the Company releases publicly the operating results of a fiscal quarter or fiscal year and ending on





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ADAC Laboratories
1992 Stock Option Plan

the twelfth (12th) business day following such date. Such election shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery or by facsimile message, and shall be operative for all Option exercises which occur following the election, until terminated by a notice revoking such withholding election (such termination shall become effective six (6) months after the date of such new notice).

         9.      EXERCISE OF OPTION.

                 (a)  PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.

                          (i)     Any Option granted hereunder shall be
exercisable at such times and under such conditions as determined by the Board or the Committee, including performance criteria with respect to the Company and/or the Optionee, and as otherwise permissible under the terms of the Plan.

                          (ii)    An Option may not be exercised for a fraction
of a Share.

                          (iii) An Option shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company; provided, however, that the Board or the Committee may prescribe and adopt rules and procedures allowing an Optionee to exercise an Option and sell the Optioned Stock simultaneously (or on the same business day) under circumstances which provide reasonable certainty that the Company will receive the Option exercise price by the settlement date of the sale of the Optioned Stock. Until the issuance (as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

                          (iv)    Exercise of an Option in any manner shall
result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for exercise under the Option, by the number of Shares as to which the Option is exercised.





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ADAC Laboratories
1992 Stock Option Plan

                 (b) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT.

                          (i)     Except as set forth in Section 9(b)(ii)
below, if an Employee or Consultant ceases his/her Continuous Status as an Employee or Consultant (as the case may be), he/she may, but only within ninety
(90) days (or, with respect to Nonqualified Options, such longer period of time as may be determined by the Board or the Committee), after the date he/she ceases to have such Continuous Status, exercise his/her Option to the extent that he/she was entitled to exercise it at the date of such termination.

                          (ii)    Notwithstanding the provisions of Section
9(b)(i) above, if the holder of an Option (A) is terminated due to Optionee's willful refusal to perform the normal and/or reasonable duties and responsibilities delegated to Optionee as an Employee of the Company, (B) is terminated due to Optionee's expropriation of Company property (including trade secrets or other proprietary rights), or (C) leaves the employment of the Company in order to directly (or indirectly, as an employee or agent of another business or business entity) compete with the Company, the Board or the Committee shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination, and such Option shall no longer be exercisable to any extent whatsoever.

                 (c)      RETIREMENT.  Notwithstanding the provisions of
Section 9(a) above, if an Optionee ceases Continuous Status as an Employee or Consultant as a result of retiring as an active Employee or Consultant of the Company at age 62 or older, such ninety-day period shall be extended to one (1) year. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

                 (d)      DISABILITY.  Notwithstanding the provisions of
Section 9(a) above, in the event an Employee or Consultant is unable to continue his/her employment or consulting relationship (as the case may be) with the Company as a result of his/her total and permanent disability (as defined in Section 105(d)(4) of the Code), he/she may, but only within a period of up to twenty-four (24) months (or such shorter or longer period of time as is determined by the Board or the Committee or as set forth in the Option Agreement) from the date of termination, exercise the Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does





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ADAC Laboratories
1992 Stock Option Plan

not exercise such Option within the time specified herein, the Option shall terminate.

                 (e) DEATH OF OPTIONEE. In the event of the death of an Optionee which occurs during the time in which an Option may be exercised, such Option may be exercised at any time within two (2) years following the date of death or such shorter period as may be set forth in the Option Agreement, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant for two (2) years after the date of death.

                 (f) DESIGNATION OF BENEFICIARY. Notwithstanding anything in the Plan to the contrary, any Option Agreement issued under the Plan may provide for the designation of a beneficiary of the Optionee (which may be an individual or a trust) who may exercise the Option after the Optionee's death and enjoy the economic benefits thereof, subject to the consent of Optionee's spouse if required by law.

         10.     NON-TRANSFERABILITY OF OPTIONS.

                 Options shall not be transferable by the holder thereof otherwise than (i) by will, (ii) pursuant to the laws of descent and distribution or (iii) if then permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder; provided, however, that an Optionee may designate a beneficiary who, upon Optionee's death, may exercise the Option to the extent permitted in Section 9 of the Plan.

         11.     ADJUSTMENTS.

                 (a) STOCK SPLITS, DIVIDENDS AND OTHER COMBINATIONS. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or





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ADAC Laboratories
1992 Stock Option Plan

reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                 (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee. The Board or the Committee may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board or the Committee and give each Optionee the right to exercise his/her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

                 (c) SALE OF ASSETS OR MERGER. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option (containing the same vesting schedule and equivalent exercise price) shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board or the Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

         12. SPECIAL PROVISIONS RELATING TO INCENTIVE OPTIONS. The Company shall not grant Incentive Options under the Plan to any Optionee to the extent that the aggregate fair market value of the Common Stock covered by such Incentive Options which are exercisable for the first time during any calendar year, when combined





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1992 Stock Option Plan

with the aggregate fair market value of all stock covered by incentive stock options granted to such Optionee after December 31, 1986 by the Company, its Parent or a Subsidiary thereof which are exercisable for the first time during the same calendar year, exceeds $100,000. Incentive Options shall be granted only to persons who, on the date of grant, are Employees of the Company or a Parent or a Subsidiary of the Company. Notwithstanding the above, to the extent the fair market value of Shares subject to Incentive Stock Options first exercisable in a calendar year is greater than $100,000, the excess Options shall be treated as Non-qualified Options.

         13.     AMENDMENT AND TERMINATION OF THE PLAN.

                 (a) AMENDMENT AND TERMINATION. The Board or the Committee may at any time suspend, amend or terminate the Plan with or without shareholder approval; provided, however, that if the Plan has been previously approved by the shareholders, no amendment or modification may be adopted without shareholder approval if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the number of Shares which may be issued under the Plan or (iii) materially modify the requirements as to the eligibility for participation in the Plan.

                 (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board or the Committee, which agreement must be in writing and signed by the Optionee and the Company.

         14.     CONDITIONS UPON ISSUANCE OF SHARES.

                 (a) COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed. The exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall be further subject to the approval of counsel for the Company with respect to such compliance.





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1992 Stock Option Plan

                 (b) INVESTMENT REPRESENTATION. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         15. RESERVATION OF SHARES. The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. OPTION AGREEMENTS. Options shall be evidenced by written Option Agreements in such form as the Board or the Committee shall approve.

         17. SHAREHOLDER APPROVAL. The Plan shall become effective when approved by the Board or any committee thereof having authority to do so. The Plan may be submitted to the shareholders for approval, but the lack of such shareholder approval shall not affect the validity or effectiveness of any Option granted hereunder.



                                                   Adopted and Approved
                                                   Effective July 8, 1992





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